Exhibit 99.1

Apptio Enters into Definitive Agreement to be Acquired by Vista Equity Partners for $1.94 Billion

Vista Equity Partners to acquire all outstanding Apptio common stock for $38.00 per share

BELLEVUE WA., November 11, 2018 — Apptio, Inc. (NASDAQ: APTI), the business management system of record for hybrid IT, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Vista Equity Partners (“Vista”), a leading investment firm focused on software, data and technology-enabled businesses.

Under the terms of the agreement, Vista will acquire all outstanding shares of Apptio common stock for a total value of approximately $1.94 billion. Apptio shareholders will receive $38.00 in cash per share, representing a 53% premium to the unaffected closing price as of November 9, 2018.

“Since founding, our focus has been on building the next great cloud software platform by dedicating ourselves to helping companies of all sizes and industries manage, plan, and optimize technology investments across their hybrid IT environments,” said Sunny Gupta, Co-Founder and CEO of Apptio. “As we look to the next chapter of Apptio, we are thrilled to provide immediate liquidity to our shareholders at a significant premium to market prices and we remain deeply committed to our mission, product innovation, geographical expansion, and the work of the TBM Council. Vista’s investment and deep expertise in growing world-class SaaS businesses and the flexibility we will have as a private company will help us accelerate our growth while helping us maintain our commitment to creating wildly successful customers.”

“Today, with companies across sectors increasingly depending on technology to stay competitive, IT is becoming a critical component for every business on the planet, and Apptio has created the leading platform to help customers manage this new paradigm,” said Brian Sheth, co-founder and president of Vista. “We’re thrilled to partner with Sunny and the entire Apptio team on the next chapter in the company’s growth.”

Apptio’s Board of Directors unanimously approved the deal and recommended that stockholders vote their shares in favor of the transaction. Apptio’s headquarters will remain in Bellevue, with regional offices across the US, EMEA and APAC. Closing of the deal is subject to customary closing conditions, including the approval of Apptio shareholders and antitrust approval in the United States. The transaction is expected to close in Q1 2019 and is not subject to a financing condition.

The merger agreement includes a 30 day “go-shop” period, which permits Apptio’s Board and advisors to actively initiate, solicit, encourage, and potentially enter negotiations with parties that make alternative acquisition proposals. Apptio will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this 30 day “go-shop” will result in a superior proposal, and Apptio does not intend to disclose developments with respect to the solicitation process unless and until the Board makes a determination requiring further disclosure.

Qatalyst Partners is serving as the exclusive financial advisor to Apptio and Wilson Sonsini Goodrich & Rosati is serving as legal advisor to Apptio. Vista’s legal advisor is Kirkland & Ellis LLP.

About Apptio

Apptio (NASDAQ: APTI) is the business management system of record for hybrid IT. We transform the way IT runs its business and makes decisions. With our cloud-based applications, IT leaders manage, plan and optimize their technology investments across on-premises and cloud. With Apptio, IT leaders become strategic partners to the business by demonstrating value of IT investments, accelerate innovation and shift their technology investments from running the business to digital innovation. Hundreds of customers choose Apptio as their business system of record for hybrid IT. For more information, please visit www.Apptio.com

© 2018 Apptio, Inc. All rights reserved. Trademarks and logos are the property of their respective owners.

About Vista Equity Partners

Vista Equity Partners is a U.S.-based investment firm with offices in Austin, San Francisco, Chicago, and Oakland with more than $43 billion in cumulative capital commitments. Vista exclusively invests in software, data and technology-enabled organizations led by world-class management teams. As a value-added investor with a long-term perspective, Vista contributes professional expertise and multi-level support towards companies to realize their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity. For more information, please visit www.vistaequitypartners.com.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Apptio, Inc. (“Apptio”) and Bellevue Parent, LLC (“Bellevue”). In connection with the proposed transaction, Apptio intends to file and furnish relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Apptio will mail the definitive proxy statement and a proxy card to each stockholder of Apptio entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Apptio may file with the SEC or send to its stockholders in connection with the proposed transaction. The proxy statement described above will contain important information about the proposed merger and related matters. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF APPTIO ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT APPTIO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APPTIO AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Apptio with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Apptio’s website (http://www.apptio.com) or by contacting Apptio’s Investor Relations at ir@apptio.com.

Participants in the Solicitation

Apptio and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Apptio’s stockholders with respect to the proposed transaction. Information about Apptio’s directors and executive officers and their ownership of Apptio’s common stock is set forth in Apptio’s proxy statement on Schedule 14A filed with the SEC on April 19, 2018, and Apptio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 21, 2018. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which Apptio refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Apptio’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Apptio for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Apptio’s business and the price of the common stock of Apptio, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Apptio and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Apptio’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Apptio’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in Apptio’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Apptio does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

CONTACTS:

Apptio

Sarah Vreugdenhil

pr@apptio.com

Vista Equity Partners

Alan Fleischmann

vista@laurelstrategies.com